As filed on December 18, 2002
Registration No. 333-44744

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN SOFTWARE, INC.
(Exact name of issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1098795 (I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305
(Address of Principal Executive Offices)

AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN,
1991 EMPLOYEE STOCK OPTION PLAN, DIRECTORS AND OFFICERS STOCK  OPTION PLAN AND 2001 STOCK OPTION PLAN
(Full title of the plans)

Agent for Service:	With Copies to:
Henry B. Levi, Esq. Gambrell & Stolz, L.L.P. Suite 4300, SunTrust Plaza 303 Peachtree Street, N.E. Atlanta, Georgia 30308 Telephone number of Agent for Service: (404) 577-6000	James C. Edenfield and Vincent C. Klinges American Software, Inc. 470 East Paces Ferry Road, N.E. Atlanta, Georgia 30305

BACKGROUND

On August 29, 2000, the Issuer filed with the Commission Registration Statement No. 333-44744 on Form S-8 in order to register 5,833,583 Class A Common Shares for issuance pursuant to the Issuer’s Incentive Stock Option Plan, 1991 Employee Stock Option Plan, Directors and Officers Stock Option Plan and 2001 Stock Option Plan. Under those plans, 110,463 shares were issued under that Registration Statement pursuant to exercise of options during the period August 29, 2000 through August 21, 2002, leaving 5,723,120 registered shares unissued.

A new Registration Statement on Form S-8, Registration No. 333-98513, was filed on August 22, 2002, registering 5,787,591 Class A Common Shares under the Issuer’s 1991 Employee Stock Option Plan, Directors and Officers Stock Option Plan and 2001 Stock Option Plan (the “Plans”). The new Registration Statement was and is intended to replace Registration Statement No. 333-44744. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plans on or after August 23, 2002.

DEREGISTRATION

Based upon the foregoing, and pursuant to the undertaking in Registration Statement No. 333-44744, the Issuer hereby deregisters the 5,723,120 Class A Common Shares heretofore registered and not sold pursuant to Registration Statement No. 333-44744.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 13, 2002.

AMERICAN SOFTWARE, INC.

By:	/s/ James C. Edenfield

James C. Edenfield, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ James C. Edenfield James C. Edenfield	President, Chief Executive Officer (Principal Executive Officer) and Director	November 13, 2002

/s/ Thomas L. Newberry Thomas L. Newberry	Chairman of the Board of Directors	November 22, 2002

/s/ J. Michael Edenfield J. Michael Edenfield	Director	November 13, 2002

/s/ David H. Gambrell David H. Gambrell	Director	November 13, 2002

/s/ Dennis Hogue Dennis Hogue	Director	November 17, 2002

/s/ John J. Jarvis John J. Jarvis	Director	November 25, 2002

/s/ James B. Miller, Jr. James B. Miller, Jr.	Director	November 14, 2002

/s/ Thomas L. Newberry, V Thomas L. Newberry, V	Director	November 20, 2002

/s/ Vincent C. Klinges Vincent C. Klinges	Chief Financial Officer	November 13, 2002